GLOBAL SECURITY AGREEMENT
THIS GLOBAL SECURITY AGREEMENT (the “Agreement”), is entered into and made effective as of June __, 2010, by and among (i) VIRIDIS CAPITAL LLC, a New Jersey limited liability company (“Viridis”), (ii) GREENSHIFT CORPORATION, a Delaware corporation (“GreenShift”), (iii) GS AGRIFUELS CORPORATION, a Delaware corporation (“AgriFuels”), (iv) GS CLEANTECH CORPORATION, a Delaware corporation (“CleanTech,” collectively with Viridis, GreenShift and AgriFuels, the “Companies”), and (v) each subsidiary and affiliate of the Companies listed on Schedule 1 attached hereto (the “Subsidiaries,” collectively with the Companies, the “Grantors”) in favor of YA CORN OIL SYSTEMS, LLC (“the “Secured Party”).

WHEREAS, the Secured Party and GreenShift have entered into a certain Management Agreement of even date herewith (the “Management Agreement”);

WHEREAS, each of the Grantors has executed and delivered a Global Guaranty Agreement, dated as of the date hereof, in favor of the Secured Party pursuant to which the Grantors absolutely and unconditionally guaranteed to the Secured Party the payment and performance of all now existing and hereafter arising obligations and liabilities of each Guarantor to the Secured Party (the “Guaranty”); and

WHEREAS, in connection with the financial accommodations to GreenShift and the other Grantors by the Secured Party under the Management Agreement or otherwise, the Subsidiaries will directly benefit from the extension of such financial accommodations as part of the affiliated business operations of the Companies and the Subsidiaries.

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1.
DEFINITIONS AND INTERPRETATIONS

Section 1.1.                      Recitals.  The above recitals are true and correct and are incorporated herein, in their entirety, by this reference.

Section 1.2.                      Interpretations.  Nothing herein expressed or implied is intended or shall be construed to confer upon any person other than the Secured Party any right, remedy or claim under or by reason hereof.

Section 1.3.                      Definitions.                      All capitalized terms used in this Agreement and the recitals hereto and not defined herein shall have the meanings set forth in the Management Agreement, or in Articles 8 or 9 of the Uniform Commercial Code as in effect from time to time in the State of New Jersey (the “Code”).
ARTICLE 2.
COLLATERAL

Section 2.1.	Grant of Security Interest.

(a)           As collateral security for all of the Obligations (as defined in Section 2.2 hereof), the Grantors hereby pledge and assign to the Secured Party, and grant to the Secured Party for its benefit, a continuing security interest in and to the personal property described on Exhibit A attached hereto (collectively, the “Collateral”).

(b)           Simultaneously with the execution and delivery of this Agreement, the Grantors shall make, execute, acknowledge, file, record and deliver to the Secured Party such documents, instruments, and agreements, including, without limitation, financing statements, certificates, affidavits and forms as may, in the Secured Party’s sole and exclusive judgment, be reasonably necessary to effectuate, complete or perfect, or to continue and preserve, the security interest of the Secured Party in the Collateral.

Section 2.2                      Security for Obligations.  The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereinafter incurred (collectively, the “Obligations”):

any and all debts, liabilities, obligations, covenants and duties owing by any Grantors to the Secured Party, including without limitation, pursuant to the Guaranty, now existing or hereafter arising of every nature, type, and description, whether liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, or contingent, and whether or not evidenced by a note, guaranty or other instrument, and any amendments, extensions, renewals or increases thereof, and including any interest accruing thereon after insolvency, reorganization or like proceeding relating to the Grantors, whether or not a claim for post-petition interest is allowed in such proceeding, and all costs and expenses of the Secured Party incurred in the enforcement, collection or otherwise in connection with any of the foregoing, including, but not limited to, reasonable attorneys’ fees and expenses and all obligations of any Grantors to the Secured Party to perform acts or refrain from taking any action.

Section 2.3.  No Assumption of Liability.  The security interest in the Collateral is granted as security only and shall not subject the Secured Party to, or in any way alter or modify any obligation or liability of any Grantor with respect to or arising out of the Collateral.

ARTICLE 3.
ATTORNEY-IN-FACT; PERFORMANCE

Section 3.1.	Secured Party Appointed Attorney-In-Fact.

Each of the Grantors hereby appoints the Secured Party as its attorney-in-fact, with full authority in the place and stead of the Grantors and in the name of the Grantors or otherwise, exercisable after and during the continuance of an Event of Default, from time to time in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may reasonably deem necessary to accomplish the purposes of this Agreement, including, without limitation, to (a) receive and collect all instruments made payable to the Grantors representing any payments in respect of the Collateral or any part thereof and to give full discharge for the same; (b) demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as and when the Secured Party may determine, and (c) to facilitate collection, the Secured Party may notify account debtors and obligors on any Collateral to make payments directly to the Secured Party.  The foregoing power of attorney is a power coupled with an interest and shall be irrevocable until all Obligations are paid and performed in full.  The Grantors agree that the powers conferred on the Secured Party hereunder are solely to protect the Secured Party’s interests in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers.

Section 3.2.	Secured Party May Perform.

If the Grantors fail to perform any agreement contained herein, the Secured Party, at its option, may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be included in the Obligations secured hereby and payable by the Grantors under Section 8.3.
ARTICLE 4.
REPRESENTATIONS AND WARRANTIES

Section 4.1.	Authorization; Enforceability.

Each of the Grantors represents and warrants that it has taken all action necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and upon execution and delivery, this Agreement shall constitute a valid and binding obligation of the respective party, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights or by the principles governing the availability of equitable remedies.

Section 4.2.	Ownership of Collateral.

Each of the Grantors represents and warrants that it is the legal and beneficial owner of the Collateral free and clear of any lien, security interest, option or other charge or encumbrance (each, a “Lien”) except for Permitted Liens.  For purposes of this Agreement, “Permitted Liens” means: (a) the security interest created by this Agreement, (b) Liens in favor of the Secured Party and/or YA Global Investments, L.P.; (c) liens listed on the attached Schedule 4.2; and (d) inchoate Liens for taxes, assessments or governmental charges or levies not yet due, as to which the grace period, if any, related thereto has not yet expired, or being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles consistently applied (“GAAP”).

Section 4.3                      Location of Collateral.

The Collateral is or will be kept at the ethanol plants listed on Exhibit A or at the address(es) of each Grantor set forth on Schedule 4.3 attached hereto.  Unless otherwise provided herein, the Grantors will not remove any Collateral from such locations without the prior written consent of the Secured Party.

Section 4.4                      Location, State of Incorporation and Name of Grantors.

Each Grantor’s principal place of business; state of incorporation, organization or formation, organization id, and exact legal name is set forth on Schedule 4.4 attached hereto.

Section 4.5                      Priority of Security Interest.

Subject only to the Permitted Liens, the security interest granted to the Secured Party hereunder shall be a first priority security interest subject to no other Liens and no financing statement, other than those in favor of the Secured Party or one of its affiliates, covering any of the Collateral or any proceeds thereof is on file in any public office.
ARTICLE 5.
DEFAULT; REMEDIES

Section 5.1                      Events of Default.  For purposes of this Agreement, the occurrence of one or more of the following after the date hereof shall be deemed an “Event of Default”:

(a) Payment Default.  If the Grantors shall fail to pay any amount due under any Financing Document (as defined in subsection (k) below) as and when due, or any fee or charge due and payable under any Financing Document, as and when the same shall become due and payable; or

(b) Representations.  If any representation or warranty made by or on behalf of the Grantors, whether contained in this Agreement, or in any other document or instrument between one or more of the Grantors and the Secured Party shall prove to have been false or incorrect in any material respect when made; or

(c) Voluntary Insolvency Proceedings.  If a Grantor shall (i) apply for or consent to or acquiesce in the appointment of or the taking of possession by a receiver, liquidator, custodian or trustee of itself or of all or any part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the bankruptcy laws of the United States of America (as now or hereafter in effect) or any similar foreign law, (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, or (vi) take any action for the purpose of effecting any of the foregoing; or

(d) Involuntary Insolvency Proceedings.  A proceeding or case shall be commenced, without the application or consent of a Grantor in any court of competent jurisdiction, seeking (i) liquidation, reorganization, dissolution, winding-up or composition or adjustment of debts of a Grantor, (ii) the appointment of a trustee, receiver, liquidator, custodian or the like of a Grantor, or of all or any part of any of their assets, (iii) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, for a period of forty five (45) days; or (iv) any order for relief against a Grantor, shall be entered in an involuntary case under bankruptcy laws of the United States of America, or any similar foreign law, and shall continue undismissed for a period of forty five (45) days; or

(e) Divestiture of Assets.  If any order, judgment, or decree shall be entered in any proceeding requiring a Grantor to divest itself of any material part of its assets, and if, within forty-five (45) days after entry thereof (unless or until enforcement is sooner commenced), such order, judgment or decree shall not have been discharged or execution thereof stayed pending appeal; or if, within ten (10) days after the expiration of any such stay (unless or until enforcement is sooner commenced), such judgment, order or decree shall not have been discharged; or

(f) Judgments and Tax Liens.  If one or more judgments, attachments, or tax liens exceeding $100,000 in the aggregate are entered against a Grantor, or against the Grantor’s property, and remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days, or enforcement proceedings are commenced with respect to any judgment, attachment, or tax lien against a Grantor; or

(g) Dissolution; Suspension of Business.  If a Grantor shall suspend or have suspended (voluntarily or involuntarily and for whatever reason) the operation of a material portion of its business for a period of twenty (20) days or a Grantor dissolves or otherwise ceases to exist; or

(h) Change in Condition.  Any change in the condition or affairs (financial or otherwise) of a Grantor shall occur which, in the Secured Party’s reasonable opinion, increases the material risk with respect to the Guaranty or impairs any of the Secured Party’s security therefore; or

(i) Revocation of Guaranty.  Any Grantor revokes or terminates, or purports to revoke or terminate, or fails to perform any of the terms, covenants, conditions or provisions of, any guaranty, including without limitation, the Guaranty, endorsement or other agreement of such party in favor of Secured Party; or

(j) Indictment.  The indictment of a Grantor by any Governmental Authority the effect of which could be to restrain in any material way the conduct by a Grantor of its business in the ordinary course; or

(k) Lack of Enforceability; Invalidity.  Any material provision hereof or of any of the other agreements, documents, or instruments between a Grantor and the Secured Party (together with this Agreement, collectively, the “Financing Documents”) shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Secured Party) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Financing Documents has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for in any of the Financing Documents shall cease to be a valid and perfected first priority security interest in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein); or

(l) Cross Default.  The occurrence of (i) any default under the Management Agreement, or (ii)
 of any default or event of default under any other agreement between the Secured Party and the Grantors, including, without limitation, the Financing Documents.

Section 5.2	Method of Realizing Upon the Collateral: Other Remedies.

If any Event of Default shall have occurred and be continuing:

(a)           The Secured Party may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Secured Party’s name or into the name of its nominee or nominees (to the extent the Secured Party has not theretofore done so) and thereafter receive, for the benefit of the Secured Party, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require the Grantors to assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place or places to be designated by the Secured Party that is reasonably convenient to both parties, and the Secured Party may enter into and occupy any premises owned or leased by a Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Secured Party’s rights and remedies hereunder or under law, without obligation to the Grantors in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (x) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable, (y) accept the Collateral in partial or full satisfaction of the Obligations in accordance with Sections 9-620 and 9-621 of the Code, and/or (z) lease, license or dispose of the Collateral or any part thereof upon such terms as the Secured Party may deem commercially reasonable.  The Grantors agree that, to the extent notice of sale or any other disposition of the Collateral shall be required by law, at least ten (10) days’ notice to the Grantors of the time and place of any public sale or the time after which any private sale or other disposition of the Collateral is to be made shall constitute commercially reasonable notification.  The Secured Party shall not be obligated to make any sale or other disposition of any Collateral regardless of notice of sale having been given.  The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each of the Grantors hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree, and waives all rights that the Grantors may have to require that all or any part of such Collateral be marshaled upon any sale (public or private) thereof.  Each of the Grantors hereby acknowledges that (i) any such sale of the Collateral by the Secured Party may be made without warranty, (ii) the Secured Party may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in clauses (i) and (ii) above shall not adversely affect the commercial reasonableness of any such sale of Collateral.

(b)           Any cash held by the Secured Party as Collateral and all cash proceeds received by the Secured Party in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral shall be applied (after payment of any amounts payable to the Secured Party pursuant to Section 8.3 hereof) by the Secured Party against, all or any part of the Obligations in such order as the Secured Party shall elect in its sole and exclusive discretion.  Any surplus of such cash or cash proceeds held by the Secured Party and remaining after the indefeasible payment in full in cash of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(c)           In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Secured Party is legally entitled, the Grantors shall be liable for the deficiency, together with interest thereon at the higher interest rate permitted by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Secured Party to collect such deficiency.

(d)           Each of the Grantors hereby acknowledges that if the Secured Party complies with any applicable state, provincial, or federal law requirements in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(e)           The Secured Party shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Secured Party’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising.  To the extent that the Grantors lawfully may, the Grantors hereby agree that they will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Grantors hereby irrevocably waive the benefits of all such laws.

Section 5.3	Duties Regarding Collateral.

The Secured Party shall have no duty as to the collection or protection of the Collateral or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody and reasonable care of any of the Collateral actually in the Secured Party’s possession.

ARTICLE 6.
AFFIRMATIVE COVENANTS

So long as any of the Obligations shall remain outstanding, unless the Secured Party shall otherwise consent in writing:

Section 6.1.	Existence, Properties, Etc.

(a)           Each Grantor shall do, or cause to be done, all things, or proceed with due diligence with any actions or courses of action, that may be reasonably necessary (i) to maintain such Grantor’s due organization, valid existence and good standing under the laws of its state of incorporation, and (ii) to preserve and keep in full force and effect all qualifications, licenses and registrations in those jurisdictions in which the failure to do so could have a Material Adverse Effect (as defined below), as determined by the Secured Party in its sole and exclusive discretion; and

(b) the Grantors shall not do, or cause to be done, any act impairing the Grantors’ corporate power or authority (i) to carry on the Grantors’ respective business as now conducted, and (ii) to execute or deliver this Agreement or any other document delivered in connection herewith, including, without limitation, any UCC-1 Financing Statements required by the Secured Party (which other loan instruments collectively shall be referred to as the “Loan Instruments”) to which it is or will be a party, or perform any of its obligations hereunder or thereunder.  For purpose of this Agreement, the term “Material Adverse Effect” shall mean any material and adverse effect, as determined by the Secured Party in its reasonable discretion, whether individually or in the aggregate, upon (a) the Grantors’ assets, business, operations, properties or condition, financial or otherwise; (b) the Grantors’ ability to make payment as and when due of all or any part of the Obligations; or (c) the Collateral.

Section 6.2.	Financial Statements and Reports.

The Grantors shall furnish to the Secured Party within a reasonable time such financial data as the Secured Party may reasonably request.
Section 6.3.	Accounts and Reports.

The Grantors shall maintain a standard system of accounting in accordance with GAAP, and provide, at their sole expense, to the Secured Party the following:

(a)           as soon as available, a copy of any notice or other communication alleging any nonpayment or other material breach or default, or any foreclosure or other action respecting any material portion of its assets and properties, received respecting any of the indebtedness of the Grantors in excess of $100,000 (other than the Obligations), or any demand or other request for payment under any guaranty, assumption, purchase agreement or similar agreement or arrangement respecting the indebtedness or obligations of others in excess of $100,000; and

(b)           within fifteen (15) days after the making of each submission or filing, a copy of any report, financial statement, notice or other document, whether periodic or otherwise, submitted to the shareholders of a Grantor, or submitted to or filed by a Grantor with any governmental authority involving or affecting (i) a Grantor that could reasonably be expected to have a Material Adverse Effect; (ii) the Obligations; (iii) any part of the Collateral; or (iv) any of the transactions contemplated in this Agreement or the Loan Instruments (except, in each case, to the extent any such submission, filing, report, financial statement, notice or other document is posted on EDGAR Online).

Section 6.4.	Maintenance of Books and Records; Inspection.

Each of the Grantors shall maintain its books, accounts and records in accordance with GAAP, and permit the Secured Party, its officers and employees and any professionals designated by the Secured Party in writing, at any time during normal business hours and upon reasonable notice to visit and inspect any of its properties (including but not limited to the Collateral), corporate books and financial records, and to discuss its accounts, affairs and finances with any employee, officer or director thereof (it being agreed that, unless an Event of Default shall have occurred and be continuing, there shall be no more than two (2) such visits and inspections in any fiscal year).

Section 6.5.	Maintenance and Insurance.

(a)           Each of the Grantors shall maintain or cause to be maintained, at its own expense, all of its material assets and properties in good working order and condition, ordinary wear and tear excepted, making all necessary repairs thereto and renewals and replacements thereof.

(b)           The Grantors shall maintain or cause to be maintained, at their own expense, insurance in form, substance and amounts (including deductibles), which the Grantors deems reasonably necessary to the Grantors’ business, (i) adequate to insure all assets and properties of the Grantors of a character usually insured by persons engaged in the same or similar business against loss or damage resulting from fire or other risks included in an extended coverage policy; (ii) against public liability and other tort claims that may be incurred by the Grantors; (iii) as may be required by applicable law and (iv) as may be reasonably requested by Secured Party, all with financially sound and reputable insurers.

Section 6.6.	Contracts and Other Collateral.

Each of the Grantors shall perform all of its obligations under or with respect to each instrument, receivable, contract and other intangible included in the Collateral to which such Grantor is now or hereafter will be party on a timely basis and in the manner therein required, including, without limitation, this Agreement, except to the extent the failure to so perform such obligations would not reasonably be expected to have a Material Adverse Effect.
Section 6.7.	Defense of Collateral, Etc.

Each of the Grantors shall defend and enforce its right, title and interest in and to any part of: (a) the Collateral; and (b) if not included within the Collateral, those assets and properties whose loss would reasonably be expected to have a Material Adverse Effect, each against all manner of claims and demands on a timely basis to the full extent permitted by applicable law (other than any such claims and demands by holders of Permitted Liens).
Section 6.8.	Taxes and Assessments.

Each of the Grantors shall (a) file all material tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency (taking into account any extensions of the original due date), (b) pay and discharge all material taxes, assessments and governmental charges or levies imposed upon a Grantor, upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all material taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that the Grantors in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (b) and (c) so long as appropriate reserves are maintained with respect thereto if and to the extent required by GAAP.
Section 6.9.	Compliance with Law and Other Agreements.

Each of the Grantors shall maintain its business operations and property owned or used in connection therewith in compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (b) all agreements, licenses, franchises, indentures and mortgages to which a Grantor is a party or by which such Grantor or any of its properties is bound, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.
Section 6.10.	Notice of Default.

The Grantors will immediately notify the Secured Party of any event causing a substantial loss or diminution in the value of all or any material part of the Collateral and the amount or an estimate of the amount of such loss or diminution. The Grantors shall promptly notify the Secured Party of any condition or event which constitutes, or would constitute with the passage of time or giving of notice or both, an Event of Default, and promptly inform the Secured Party of any events or changes in the financial condition of any Grantor occurring since the date of the last financial statement of such Grantor delivered to the Secured Party, which individually or cumulatively when viewed in light of prior financial statements, which might reasonably be expected to have a Material Adverse Effect on the business operations or financial condition of the Grantors.

Section 6.11.	Notice of Litigation.

The Grantors shall give notice, in writing, to the Secured Party of (a) any actions, suits or proceedings wherein the amount at issue is in excess of $100,000, instituted by any persons against a Grantor, or affecting any of the assets of a Grantor, and (b) any dispute, not resolved within fifteen (15) days of the commencement thereof, between a Grantor on the one hand and any governmental or regulatory body on the other hand, which might reasonably be expected to have a Material Adverse Effect on the business operations or financial condition of such Grantor.

Section 6.12.                      Changes to Identity.

Each Grantor will (a) give the Secured Party at least 30 days’ prior written notice of any change in such Grantor’s name, identity or organizational structure, (b) maintain its jurisdiction of incorporation, organization or formation as set forth on Schedule 4.4 attached hereto, (c) immediately notify the Secured Party upon obtaining an organizational identification number, if on the date hereof such Grantor did not have such identification number.

Section 6.13.                      Perfection of Security Interests.

(a)           Financing Statements.  The Grantors hereby irrevocably authorize the Secured Party, at the sole cost and expense of the Grantors, at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral (x) as all assets of the Grantors or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code of such jurisdiction, or (y) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (x) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (y) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates.  The Grantors agree to furnish any such information to the Secured Party promptly upon request.  The Grantors also ratify their authorization for the Secured Party to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. The Grantors acknowledge that they are not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Secured Party and agree that they will not do so without the prior written consent of the Secured Party.  The Grantors acknowledge and agree that this Agreement constitutes an authenticated record.

(b)           Possession.  The Grantors (i) shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where the Secured Party chooses to perfect its security interest by possession in addition to the filing of a financing statement; and (ii) will, where the Collateral is in the possession of a third party, join with the Secured Party in notifying the third party of the Secured Party’s security interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of the Secured Party.

(c)           Control.  The Grantors will cooperate with the Secured Party in obtaining control with respect to any portion of the Collateral consisting of (i) Investment Property, (ii) Letters of Credit and Letter-of-Credit Rights and (iii) electronic Chattel Paper.

(d)           Marking of Chattel Paper. The Grantors will not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to the Secured Party in all respects indicating that the Secured Party has a security interest in the Chattel Paper.

Section 6.14                      Notice of Commercial Tort Claims. Attached as Schedule 6.14 is a list of all Commercial Tort Claims of the Grantors (as such Schedule may be amended, modified or supplemented from time to time). If any Grantor shall at any time acquire a Commercial Tort Claim, such Grantor shall immediately notify the Secured Party in a writing signed by such Grantor which shall (a) provide brief details of said claim and (b) grant to the Secured Party a security interest in said claim and in the proceeds thereof, all upon the terms of this Agreement, in such form and substance satisfactory to the Secured Party.
ARTICLE 7.
NEGATIVE COVENANTS

So long as any of the Obligations shall remain outstanding, unless the Secured Party shall otherwise consent in writing each Grantor covenants and agrees that it shall not:

Section 7.1.                      Transfers, Liens and Encumbrances.

(a)           Sell, assign (by operation of law or otherwise), lease, license, exchange or otherwise transfer or dispose of any of the Collateral, except the Grantors may (i) sell or dispose of Inventory in the ordinary course of business, and (ii) sell or dispose of assets the Grantors have determined, in good faith, not to be useful in the conduct of its business, and (iii) sell or dispose of accounts in the course of collection in the ordinary course of business consistent with past practice.

(b)           Directly or indirectly make, create, incur, assume or permit to exist any Lien in, to or against any part of the Collateral other than Permitted Liens.

Section 7.2.                      Restriction on Redemption and Cash Dividends

Directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on its capital stock without the prior express written consent of the Secured Party.

Section 7.3.                      Incurrence of Indebtedness.

Directly or indirectly, incur or guarantee, assume or suffer to exist any indebtedness, other than the indebtedness evidenced by the Permitted Indebtedness.  “Permitted Indebtedness” means: (i) indebtedness in favor of the Secured Party or one of its affiliates, including without limitation, YA Global Investments, L.P.; (ii) indebtedness which is not secured by any assets of the Grantors; and (iii) indebtedness solely between the Grantors and/or one of its domestic affiliates or subsidiaries, on the one hand, and the Grantors and/or one of its domestic affiliates or subsidiaries, on the other which indebtedness is not secured by any assets of the Grantors or any of its subsidiaries, provided that (x) in each case a majority of the equity of any such domestic subsidiary is directly or indirectly owned by the Grantors, such domestic subsidiary is controlled by the Grantors and such domestic subsidiary has executed a security agreement in the form of this Agreement and (y) any such loan shall be evidenced by an intercompany note that is pledged by a Grantor or its subsidiary, as applicable, as collateral pursuant to this Agreement.

Section 7.4.                      Places of Business.

Change the location of its chief place of business, chief executive office or any place of business disclosed to the Secured Party, unless such change in location is to a different location within the United States and the Grantors provides notice to the Secured Party of new location within 10 days’ of such change in location.
ARTICLE 8.
MISCELLANEOUS

Section 8.1.	Notices.

All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as duly given on:  (a) the date of delivery, if delivered in person or by nationally recognized overnight delivery service or (b) five (5) days after mailing if mailed from within the continental United States by certified mail, return receipt requested to the party entitled to receive the same:

If to the Grantors:                                                                c/o GreenShift Corporation
One Penn Plaza, Suite 1612
New York, NY 10119
Attention:  Kevin Kreisler
Telephone:                   (212) 994-5374
Facsimile:                      (646) 572-6336
With Copies to:
                         Glenn Schoenfeld, Esquire
405 Park Avenue, Suite 502
New York, New York 10022
Telephone:                   (212) 754-7000
Facsimile:                      (212) 758-0143

If to Secured Party:                                                              YA Corn Oil Systems, LLC
c/o Yorkville Advisors, LLC
101 Hudson Street-Suite 3700
Jersey City, New Jersey 07302
Attention: Troy Rillo
Telephone:                   (201) 985-8300
Facsimile:                      (201) 985-1964

With Copies to:                                                                Douglas K. Clarke, Esquire
Riemer & Braunstein LLP
Three Center Plaza
Boston, Massachusetts 02108
Telephone:                   (617) 880-3485
Facsimile:                      (617) 692-3485

Any party may change its address by giving notice to the other party stating its new address.  Commencing on the tenth (10th) day after the giving of such notice, such newly designated address shall be such party’s address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

Section 8.2.	Severability.

If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

Section 8.3.	Expenses.

In the event of an Event of Default, the Grantors will pay to the Secured Party the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel, which the Secured Party may incur in connection with:  (a) the custody or preservation of, or the sale, collection from, or other realization upon, any of the Collateral; (b) the exercise or enforcement of any of the rights of the Secured Party hereunder or (c) the failure by a Grantor to perform or observe any of the provisions hereof.

Section 8.4.	Waivers, Amendments, Etc.

The Secured Party’s delay or failure at any time or times hereafter to require strict performance by a Grantor of any undertakings, agreements or covenants shall not waive, affect, or diminish any right of the Secured Party under this Agreement to demand strict compliance and performance herewith.  Any waiver by the Secured Party of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type.  None of the undertakings, agreements and covenants of a Grantor contained in this Agreement, and no Event of Default, shall be deemed to have been waived by the Secured Party, nor may this Agreement be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by the Secured Party in the case of any such waiver, and signed by the Secured Party and the Grantors in the case of any such amendment, change or modification.  Further, no such document, instrument, and/or agreement purported to be executed on behalf of the Secured Party shall be binding upon the Secured Party unless executed by a duly authorized representative of the Secured Party.

Section 8.5.	Continuing Security Interest.

This Agreement shall create a continuing security interest in the Collateral and shall: (a) remain in full force and effect so long as any of the Obligations shall remain outstanding; (b) be binding upon each Grantor and its successors and assigns; and (c) inure to the benefit of the Secured Party and its successors and assigns.  Upon the payment or satisfaction in full of the Obligations, this Agreement and the security interest created hereby shall terminate, and, in connection therewith, each Grantor shall be entitled to the return, at its expense, of such of the Collateral as shall not have been sold in accordance with this Agreement or otherwise accepted or applied pursuant to the terms hereof and the Secured Party shall deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

Section 8.6.	Independent Representation.

Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement.

Section 8.7.	Applicable Law: Jurisdiction.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws.  The parties further agree that any action between them shall be heard in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph, provided, however, that nothing herein shall prevent the Secured Party from enforcing its rights and remedies (including, without limitation, by filing a civil action) with respect to the Collateral and/or the Grantors in any other jurisdiction in which the Collateral and/or the Grantors may be located.

Section 8.8.	Waiver of Jury Trial.

AS A FURTHER INDUCEMENT FOR THE SECURED PARTY TO MAKE FINANCIAL ACCOMMODATIONS TO THE COMPANIES OR ANY GRANTOR, EACH GRANTOR HEREBY WAIVES, TO THE FULLEST PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OTHER DOCUMENTS RELATED TO THIS TRANSACTION.

Section 8.9.                      Indemnification.

Except with respect to the Secured Party’s gross negligence, willful misconduct or fraud, the Grantors shall indemnify, defend, and hold the Secured Party, or any agent, employee, officer, attorney, or representative of the Secured Party, harmless of and from any claim brought or threatened against the Secured Party or any such person so indemnified by: any Grantor; any other obligor or endorser of the Obligations or any other person (as well as from attorneys' fees and expenses in connection therewith) on account of the Secured Party's relationship with the Grantors, or any other obligor or endorser of the Obligations (each of which may be defended, compromised, settled, or pursued by the Secured Party with counsel of the Secured Party's selection, but at the expense of the undersigned).

Section 8.10.                      Right of Set Off.

The Grantors hereby grants to the Secured Party, a lien, security interest and right of setoff as security for all liabilities and obligations to the Secured Party, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Secured Party or any of its affiliates, or any entity under the control of the Secured Party, or in transit to any of them. At any time, without demand or notice, the Secured Party may set off the same or any part thereof and apply the same to any liability or obligation of the Grantors even though unmatured and regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE THE SECURED PARTY TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE GRANTORS, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

Section 8.11.                      Secured Party’s Right to Assign Agreement.

The Grantors acknowledges and agrees that the Secured Party has the right to transfer and assign this Agreement and the Secured Party’s rights hereunder to a third party without prior notice to the Grantors, including without limitation, YA Global Investments, L.P.  The Grantors shall cooperate with the Secured Party in effecting any transfer and assignment of this Agreement and shall sign any documentation requested by the Secured Party in connection therewith.

Section 8.12.                      Liability of Grantors.

Notwithstanding any provision herein or in any other Loan Instrument, the Grantors, and each of them, are and shall be jointly and severally liable for any and all Obligations (whether any such Obligation is specified as an obligation of the Grantors or of any of them).

Section 8.13.                      Waiver of Claims.

The Grantors acknowledge and agree that they have no offsets, defenses, claims, or counterclaims against the Secured Party or its officers, directors, employees, attorneys, representatives, parents, affiliates, predecessors, successors, or assigns with respect to the Obligations or otherwise, and that if the Grantors now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Secured Party or its officers, directors, employees, attorneys, representatives, affiliates, predecessors, successors, or assigns, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, all of them are hereby expressly WAIVED, and the Grantors hereby RELEASE the Secured Party and its officers, directors, employees, attorneys, representatives, affiliates, predecessors, successors, and assigns from any liability therefor.

Section 8.14.                      Counterparts; Facsimile Signatures.  This Agreement may be executed and delivered by exchange of facsimile signatures of the Secured Party and the Grantors, and those signatures need not be affixed to the same copy.  This Agreement may be executed in any number of counterparts.

Section 8.15.	Entire Agreement.

This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

VIRIDIS CAPITAL LLC

By_______________________________
Name:                 Kevin Kreisler
Title:                   Managing Member

GREENSHIFT CORPORATION (f/k/a GS CleanTech Corporation)

By_______________________________
Name:                 Kevin Kreisler
Title:                   Chairman

GS CLEANTECH CORPORATION (f/k/a GS Ethanol Technologies, Inc.)

By_______________________________
Name:                 Kevin Kreisler
Title:                   Chairman

GS COES (YORKVILLE I), LLC

By_______________________________
Name:                 Kevin Kreisler
Title:                   Managing Member

GS CARBON DIOXIDE TECHNOLOGIES, INC.

By_______________________________
Name:                 Kevin Kreisler
Title:                   Chairman

GS GLOBAL BIODIESEL, LLC

By_______________________________
Name:                 Kevin Kreisler
Title:                   Managing Member

GS AGRIFUELS CORPORATION

By_______________________________
Name:               Kevin Kreisler
Title:                 Chairman

NEXTGEN ACQUISITION, INC.

By_______________________________
Name:                Kevin Kreisler
Title:                  Chairman

NEXTGEN FUEL INC.

By_______________________________
Name:               Kevin Kreisler
Title:                 Chairman

SUSTAINABLE SYSTEMS, INC.

By_______________________________
Name:                 Kevin Kreisler
Title:                   Chairman

SUSTAINABLE SYSTEMS LLC

By_______________________________
Name:                 Kevin Kreisler
Title:                   Managing Member

GS DESIGN, INC. (f/k/a Warnecke Design Service, Inc.)

By_______________________________
Name:                 Kevin Kreisler
Title:                   Chairman

[Grantors’ Signature Page to Global Security Agreement]
[Signatures continued on following page]

GS RENTALS LLC

(f/k/a Warnecke Rentals, LLC)

By_______________________________
Name:                 Kevin Kreisler
Title:                   Managing Member

ECOSYSTEM TECHNOLOGIES, LLC

By_______________________________
Name:                 Kevin Kreisler
Title:                   Managing Member

GS BIG MANAGEMENT, LLC

By_______________________________
Name:                 Kevin Kreisler
Title:                   Managing Member

GS COES (ADRIAN I), LLC

By_______________________________
Name:                 Kevin Kreisler
Title:                   Managing Member

GS TECHNOLOGY, LLC

By_______________________________
Name:                 Kevin Kreisler
Title:                   Managing Member

[Grantors’ Signature Page to Global Security Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SECURED PARTY:
YA CORN OIL SYSTEMS, LLC, as Secured Party,
By:
Name:
Title: